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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Fitness Xpress Software Inc.
                          ---------------------------
             (Exact name of Registrant as specified in its charter)

NEVADA                       5713                   Pending
-------------         ----------------------      ----------------
(State or other       Standard Industrial         IRS Employer
jurisdiction of       Classification              Identification
incorporation or                                  Number
organization)

Fitness Xpress Software Inc.
2755 Maple Street, Suite 109
Vancouver, V6K 5J1
British Columbia
Canada                                      V6K 5J1
------------------------------             ----------
(Name and address of principal             (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604) 731-6096
                                           Fax:(604) 731-6097
                                                --------------
Approximate date of commencement of
Proposed sale to the public                as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                PROPOSED      PROPOSED
CLASS OF                     MAXIMUM       MAXIMUM
SECURITIES                   OFFERING      AGGREGATE     AMOUNT OF
TO BE         AMOUNT TO BE   PRICE PER     OFFERING      REGISTRATION
REGISTERED    REGISTERED     SHARE (1)     PRICE (2)     FEE (2)
-----------------------------------------------------------------------
common stock  3,584,500       $0.25         $896,700      $95.89
-----------------------------------------------------------------------

(1) Based on the last sales price on April 28, 2006.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


              SUBJECT TO COMPLETION, Dated August 11, 2006



Agent for service of process: Val-U-Corp Services, Inc.
                              1802 NORTH CARSON STREET SUITE 212
                              CARSON CITY, NV 89701


                                   PROSPECTUS
                           Fitness Xpress Software Inc.
                                3,584,500 SHARES
                                  COMMON STOCK
                               -----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                           -----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


              The Date Of This Prospectus Is: August 11, 2006

                              Table Of Contents
                                                              PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
  -  If we do not obtain additional financing, our business
     will fail ................................................  6
  -  Because we have not yet commenced business operations,
     we face a high risk of business failure ..................  6
  -  We need to continue as a going concern if our business is to succeed ...............................................  7
  -  Any  additional  funding we arrange  through  the sale of our common  stock will result in dilution to existing
     shareholders..............................................  7
  - Because our sole director owns 45.55% of our outstanding common stock, he could make and control corporate decisions that may be disadvantageous to minority shareholders......  7
  -  Our performance is substantially dependent on the continued
     services and on the performance of our President........... 7
  -  New technologies may increase the competitive pressures on the Company ............................................ 7
  -  We may not be able to maintain a competitive position
     against current or future competitors.....................  8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  8
  -  A purchaser is purchasing penny stock which limits his or her ability to sell the stock ............................  8
Use of Proceeds ...............................................  9
Determination of Offering Price ...............................  9
Dilution ......................................................  9
Selling Shareholders ..........................................  9
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 15
Directors, Executive Officers, Promoters and Control Persons.. 15 Security Ownership of Certain Beneficial Owners and Management 15
Description of Securities ..................................... 16
Interest of Named Experts and Counsel ......................... 17
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 17
Organization Within Last Five Years ........................... 17
Description of Business ....................................... 18
Plan of Operations ............................................ 23
Description of Property ....................................... 25
Certain Relationships and Related Transactions ................ 25
Market for Common Equity and Related Stockholder Matters ...... 26
Executive Compensation ........................................ 27
Financial Statements .......................................... 28
Changes in and Disagreements with Accountants ................. 36
Available Information ......................................... 36

                             Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence business operations by distributing fitness software solutions throughout North America. We were formed as a corporation pursuant to the laws of Nevada on February 10, 2006. On June 29, 2006, we entered into an agreement with Just Ladies Fitness Ltd., a private British Columbia company, whereby we have the right to market and distribute its point-of-sale and customer management software designed for the North American fitness industry. We are required to pay Just Ladies Fitness Ltd. 55% of its published list price for any of its software products that we sell to third parties.

We were incorporated on February 10, 2006 under the laws of the state of Nevada. Our principal offices are located at 2755 Maple Street, Suite 109 Vancouver, British Columbia. Our telephone number is (604) 731-6096.

The Offering:

Securities Being Offered     Up to 3,584,500 shares of common stock.

Offering Price               The  selling  shareholders will sell our shares at
                             $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.
                             There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The  selling  shareholders will determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering  will  conclude  when  all  of   the
                             3,584,500 shares of common stock have been sold or
                             we, in  our sole  discretion, decide  to terminate
                             the registration of  the   shares.   We may decide
                             to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144.

Securities Issued
And to be Issued             6,586,800 shares of our common stock are issued and
                             outstanding as of the date of this prospectus.  All
                             of  the  common  stock  to   be  sold  under   this
                             prospectus will be sold  by  existing shareholders.

Use of Proceeds              We will not receive any proceeds from the sale of
                             the common stock by the selling shareholders.










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
Summary Financial Information

Balance Sheet                          April 30, 2006
                                         (audited)


Cash                                       $29,929
Total Assets                               $29,929
Liabilities                                $ 5,575
Total Stockholders' Equity                 $24,354

                                   Statement of Operations
                                    From Incorporation on
                             February 10, 2006 to April 30, 2006
                                        (audited)

Revenue                                    $    0
Net Loss                                  ($5,596)

                             Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and sales of fitness management software. We have not generated any revenue from operations to date.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the funds necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds presently available to us is through the sale of additional shares of common stock.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on February 10, 2006 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $5,596 from our incorporation to April 30, 2006.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. To date, our business development activities have consisted solely of organizational activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our business condition, as indicated in our independent accountant's audit report, raises substantial doubt as to our continuance as a going concern. To date, we can provide no assurance that we will be able to generate enough revenue from our cash transaction processing business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

BECAUSE OUR SOLE DIRECTOR OWNS 45.55% OF OUR  OUTSTANDING COMMON STOCK, HE WILL
MAKE  AND  CONTROL  CORPORATE   DECISIONS   THAT  MAY  BE   DISADVANTAGEOUS  TO
MINORITY SHAREHOLDERS.

Mr. Ron Bell, our director, owns approximately 45.55% of the outstanding shares of our commonstock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of this individual may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

OUR PERFORMANCE IS SUBSTANTIALLY DEPENDEND ON THE CONTINUED SERVICES AND ON THE PERFORMANCE OF OUR PRESIDENT.

Our performance is substantially dependent on the continued services and on the performance of Ron Bell, our president. Our performance also depends on our ability to hire and retain other key employees. The loss of the services of of our executive officer or other key employees could seriously harm our business, financial condition and results of operations.

NEW TECHNOLOGIES MAY INCREASE THE COMPETITIVE PRESSURES ON THE COMPANY.

New technologies and the expansion of existing technologies may increase the competitive pressures on us. We may be unable to compete successfully against current and future competitors, and competitive pressures faced by us could seriously harm our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO MAINTAIN A COMPETITIVE POSITION AGAINST CURRENT OR FUTURE COMPETITORS AS THEY ENTER THE MARKETS IN WHICH WE COMPETE.

We may not be able to maintain a competitive position against current or future competitors as they enter the markets in which we compete. This is true particularly with respect to competitors with greater financial, marketing, service, support, technical and other resources than us. Our failure to maintain a competitive position within the market could seriously harm our business, financial condition and results of operations.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, there is no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER  IS  PURCHASING  PENNY  STOCK  WHICH  LIMITS THE ABILITY TO SELL THE
STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar Xpressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                             Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                      Determination Of Offering Price

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,584,500 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 3,550,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 15, 2006;

2. 36,800 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 28, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.



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

                                   TOTAL NUMBER
                                   OF SHARES TO   TOTAL SHARES  PERCENT
                                   BE OFFERED FOR OWNED UPON    OWNED UPON
NAME OF              SHARES OWNED  SELLING        COMPLETION    COMPLETION
SELLING              PRIOR TO THIS SHAREHOLDERS   OF THIS       OF THIS
STOCKHOLDER          OFFERING      ACCOUNT        OFFERING      OFFERING
-------------------------------------------------------------------------------
Ken Findlay
9026 Altair Place
Burnaby, BC  V3J 1A7    300,000     300,000        Nil         Nil

Martin Jaeckel
7896 Swanson Drive
Delta, BC  V4C 5C5      300,000     300,000        Nil         Nil

Marvin Mizinski
504- 3061 East Kent
Ave. N Vancouver,
BC  V5S 4P5             300,000     300,000        Nil         Nil

Murray Robertson
91487758th Avenue
Surrey, BC V3S 8T9      300,000     300,000        Nil         Nil

Andy Cave
309 - 888 13th Ave.
W Vancouver, BC
V5Z 1P2                 300,000     300,000        Nil         Nil

Bruce Gagnon
9414 - 132A Street
Surrey, BC  V3V 6W4     300,000     300,000        Nil         Nil

Daniel McKenna
1911 Alderlyn Drive
N Vancouver, BC
V7J 2S8                 250,000     250,000        Nil         Nil

Talia Holz
906-1010 Pacific Blvd.
Vancouver, BC  V6Z 2X8  250,000     250,000        Nil         Nil

Sophia Koumbis
4 - 2406 5th Avenue W.
Vancouver, BC V6K 1S8   250,000     250,000        Nil         Nil


Koula Koumbis
2426 5th Avenue W.
Vancouver, BC V6K 1S8   200,000     200,000        Nil         Nil
V0R 1X0

John Reinsma
2701-1011 Beach Avenue
Vancouver, BC V6E 1T8   150,000     150,000        Nil         Nil

                                   TOTAL NUMBER
                                   OF SHARES TO   TOTAL SHARES  PERCENT
                                   BE OFFERED FOR OWNED UPON    OWNED UPON
NAME OF              SHARES OWNED  SELLING        COMPLETION    COMPLETION
SELLING              PRIOR TO THIS SHAREHOLDERS   OF THIS       OF THIS
STOCKHOLDER          OFFERING      ACCOUNT        OFFERING      OFFERING
-------------------------------------------------------------------------------

Marco Bastidas
1832 19th Avenue SW
Calgary, AB   T2T 0J6   200,000     200,000        Nil         Nil


Paul Lauener
1817 West 14th Avenue
Vancouver, BC  V6J 2J8  150,000     150,000        Nil         Nil

John Martin
2004 Kitchener Street
Vancouver, BC V5L 2W8   150,000     150,000        Nil         Nil

Russ Tyson
33 - 100 Klahanie Dr.
Port Moody, BC V5C 5K3  150,000     150,000        Nil         Nil

Gabriela Berlinghof
33 - 100 Klahanie Drive
Port Moody, BC  V5C 5K3   1,900       1,900        Nil         Nil

Christos Koumbis
1 - 2426 West 5th Avenue
Vancouver, BC V6K 1S8     2,500       2,500        Nil         Nil

Dino Koumbis
2426 West 5th Avenue
Vancouver, BC V6K 1S8     2,800       2,800        Nil         Nil

Robert Landrigan
8581 Brooke Road
Delta, BC  V4C 4G2        2,200       2,200        Nil         Nil

Daisy Landrigan
8502 112th Street
Delta, BC  V4C 4W9        2,000       2,000        Nil         Nil

Cindy Dunlop
3668 164A Street
Surrey, BC  V3S 0M1       1,800       1,800        Nil         Nil

Francisco Diaz
1011 - 2906 Beach Avenue
Vancouver, BC  V6B 1T8    2,000       2,000        Nil         Nil

Anne Lauener
1817 West 4th Avenue
Vancouver, BC  V6J 2J8    2,000       2,000        Nil         Nil

                                   TOTAL NUMBER
                                   OF SHARES TO   TOTAL SHARES  PERCENT
                                   BE OFFERED FOR OWNED UPON    OWNED UPON
NAME OF              SHARES OWNED  SELLING        COMPLETION    COMPLETION
SELLING              PRIOR TO THIS SHAREHOLDERS   OF THIS       OF THIS
STOCKHOLDER          OFFERING      ACCOUNT        OFFERING      OFFERING
-------------------------------------------------------------------------------

Mark Dunlop
3568 164A Street
Surrey, BC  V3S 0M1       2,500       2,500        Nil         Nil

Lisa Nash
110 - 2755 Maple Street
Vancouver, BC  V6J 5K1    2,500       2,500        Nil         Nil

Eddy Coric
302 - 2335 3rd Avenue
W. Vancouver, BC
V6K 1L6                   2,400       2,400        Nil         Nil

Sharon Bains
107 - 2288 Laurel Street
Vancouver, BC V5Z 4K9     1,000       1,000        Nil         Nil

Amy Beugeling
1406-1001 Richards St.
Vancouver, BC  V6B 1J6    1,800       1,800        Nil         Nil

John David Kriebel
2498 West 5th Avenue
Vancouver, BC  V6K 1S8    2,400       2,400        Nil         Nil

Tenniel Pearce
9 - 14877 58th Avenue
Surrey, BC  V3S 8Y9       2,100       2,100        Nil         Nil

Shane Tejero
1114 Alberni St, 5flr
Vancouver, BC  V6E 1A5    2,600       2,600        Nil         Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,586,800 shares of common stock outstanding on the date of this prospectus.

Marco Bastidas is the brother-in-law of Ron Bell, our president. Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted on the OTC Bulletin Board. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish  each  broker or dealer  through  which  common stock may be offered,
such copies of this   prospectus,   as  amended  from  time  to time,  as may be
required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:


  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Executive Officers:

Name of Officer              Age           Office
---------------              ----          ------

Ron Bell                     54            President, Chief Executive Officer,
                                           Secretary, Treasurer and Director

Biographical Information

Set  forth  below  is  a  brief description  of   the  background  and  business
experience of each of our executive officers and directors for the past five years.

Ron Bell - President, Chief Executive Officer

Prior to joining Fitness Xpress Software, Mr. Bell was president and principal of Berrenger Group from June 1989 to March 2000. Berrenger Group was a Vancouver based reseller of point of sale hardware and software across Canada. From March 2000 to September 2005, Mr. Bell was president of Maximum Barcode Superstore Ltd., Vancouver based distributor of point of sale hardware across North America.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Employees

We have no employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                           Amount of
Title of      Name and address             beneficial    Percent
Class         of beneficial owner          ownership     of class
--------------------------------------------------------------------------------

Common        Ron Bell                     3,002,300*    45.56%
Stock         109 -2755 Maple Street
              Vancouver, B.C. V6K 5J1


Common        All officers and directors   3,002,300*    45.56%
Stock         as a group that consists of
              shares one person

* includes 2,300 shares of common stock registered in the name of Patricia Bastidas, the wife of Ron Bell.

The percent of class is based on 6,586,800 shares of common stock issued and outstanding as of the date of this prospectus.

                             Description Of Securities
General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of August 11, 2006, there were 6,586,800 shares of our common stock issued and outstanding that are held by 33 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the
shares  of  common   stock voting  for  the  election  of  directors  can  elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                      Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                      Organization Within Last Five Years

We were incorporated on February 10, 2006 under the laws of the state of Nevada. On that date, Ron Bell was appointed as our sole director. As well, Mr. Bell was appointed as our president, chief executive officer, secretary and treasurer.

Description of Business

We were incorporated pursuant to the laws of Nevada on February 10, 2006 for the purpose of marketing and distributing a specific suite of fitness management software known as Fitness Express. The Fitness Express software is owned by Just Ladies Fitness Ltd., a private British Columbia company.

On June 29, 2006, we executed a manufacturer/dealer agreement with Just Ladies Fitness Ltd. that provides us with a non-exclusive license to market and sub-license the company's fitness industry point-of-sale and customer management software in North America. The material terms of the agreement are as follows:

1. the parties will use their best efforts to accomplish an initial launch of the Fitness Express software by October 27, 2006;

2. we must establish a website devoted to the fitness industry and the Fitness Express software;

3.    we must provide licensees of the software with customer support;

4. Just Ladies Fitness Ltd. must provide us with web page information, product training and user manuals;

5. we will be responsible for invoicing and collections relating to the sub-licensing of the software;

6. we must pay Just Ladies Fitness Ltd. 55% of its software published list price and are entitled to retain the remaining 45% for our services; and

7. the agreement is effective until June 29, 2008. Absent 90 day written notice prior to the end of this term, the agreement shall renew for successive one year terms. Otherwise, the agreement may be terminated if either party fails to fulfill its material obligations, breaches confidentiality provisions or becomes insolvent.


Key features of the Fitness Express software are as follows:

1. based upon a Windows operating system rather than an antiquated DOS (disk operating system)

2. tracks and reports marketing and media campaigns, user-defined target market creation and reporting, as well as gift card creation and redemption;

3. allows for an unlimited number of members, workstations and locations, as well as user-definable customer and product fields and reporting;

4.    provides   real  time,  web-based  membership,  service,  inventory  and financial information;

5. allows employees to check in and out the system, either through a fingerprint scan or card system, eliminating the need for a time clock. Management may track employee attendance information, as well as location and work status. Contractor hours and class participation can also be tracked and reported.

6. includes a point of sale module that supports barcode scanning, receipts, cash dispensing and tax and discount calculations. Sales and inventory information is updated based on transactions.

Fitness Industry

The fitness industry has seen enormous growth over the past five years across North America. This growth is occurring for a variety of reasons: The baby boom generation is moving through middle age and into retirement, and with more free time, is turning to fitness to maintain or improve its lifestyle. Concurrently, the Generation X group, which has grown up with the fitness industry and is looking for more from a modern Health & Fitness Club.

Currently, fitness clubs across North America are burdened with legacy software systems that were not designed for the complex operating environments available today and are not capable of meeting the sophisticated requirements of today's gyms.

Sales and Marketing Strategy

We have developed a unique concept for marketing fitness management software. Traditionally, the fitness software business has been dominated by manufacturing, marketing and sales companies. The problem with this business concept is that seldom does one company carry out all three functions well. Good programmers seldom make good sales people. And good marketers often are unable to acquire the budget and resources required to develop and brand the product. The uniqueness of the opportunity for fitness management software is four fold:

1. We have a non- exclusive North American marketing and sales license for the Fitness Express software;

2. Our focus is fixed on marketing and sales rather than programming and development;

3.    The fitness industry is rapidly expanding;

4.    The industry is currently populated by a number of old DOS based systems
      that are  not  designed  for   today's  complex  operating  systems  and
      peripheral products and therefore must be replaced.

We will be marketing the Fitness Express software to and targeting established point of sale dealers and selected independent operators in the fitness industry. As well, we will create direct marketing campaigns that target large national fitness chains.

The benefits of Fitness Express software to potential customers includes the following:

-     No upfront cost or fees
-     No on-hand inventory
-     Advance media exposure
-     Multiple marketing channels
-     Focus on sales rather than manufacturing
- Old legacy systems do not provide the required flexibility and expandability

- Most existing Windows-based software products are expensive, enterprise systems
-     Competitive price point system

Currently, 75% of the fitness business is utilizing an antiquated DOS based system. The remaining 25% are using larger, bundled, expensive Windows/Web based solutions. Our primary target market is those fitness companies running older legacy systems needing to convert to a more affordable, full featured, Windows/Web based solutions.

We intend to market the Fitness Express software system  in the following  ways:

Magazines & Publications - Articles and  reviews  will  be  the first  marketing action. We will strive to brand our product through press releases, paid advertisements, articles and reviews in leading fitness magazines and publications. We will continue to develop ongoing media advertising targeted toward our market.

Web Site - Our web site, which is yet to be developed, will focus on a continuation of the branding of the Fitness Express software. We will use state of the art search engine optimization tools to allow Internet users to find the fitness software information that they are seeking. As well, we will allocate a portion of our marketing budget to initiate a Google Adword campaign featuring keywords and phrases used by the fitness industry. The content of the webpage will feature product overviews, news & events, on-line demonstrations and on-line video training.

Conferences and Trade Shows - As a follow up to our initial marketing effort, we will attend targeted industry specific trade shows in North America.

Other Products and Services

Software Support:

On-going software support will be implemented.

Software Upgrades:

On-going software Upgrades will be a part of subscribed program.

Web based peripheral hardware sales:

An online shopping cart with secured payment processing will be populated with software products, services, and hardware peripherals will be implemented as tab on the web page.

Web based training:

On-line video training will be available as part of the initial sale or to be purchased as an annual subscription fee.

Fitness Express Biometric Fingerprint scanning & enhanced security module Biometric security will be offered as an "additional Module".

Paperless Documents & Archiving:

Electronic Document and Signature Storage will be available as an "additional product offering".

General Ledger Export to Accounting Systems:

General ledger export to various popular accounting systems will be available as an "additional product offering."

Web Based Class Scheduling:

On-line web scheduling and booking "additional product offering" will make it easy and convenient for members to identify classes they would like to participate in, their availability and instructor information.

Payment Processing:

An Internet based payment processing module will be offered as an "additional product offering" enabling the point of sale screen to easily and quickly process credit and debit card transactions directly through the software.

Additional Location and workstation Licenses:

Additional workstation and location licenses are available and can be purchase as needed.

Product Development

Internet Value Added Services - As we continue to provide convenience to our customers through traditional means, we will also develop and introduce Internet value added services to our business model. One of many types of services we plan to implement in this model will be our Web Store and Training Center. Through our web site, which we are currently developing, we will provide information, services and a shopping cart to which customers may not only inquire and/or stay abreast of all products and services currently offered, but actually execute their purchase decision online. Our product offering will include all point of sale peripheral products required for a club or location installation. Our information services will include on-line demonstrations and a series of on-line training sessions.

Through the Internet, potential buyers will have access to extensive selection, information, convenient shopping hours, knowledgeable sales professionals, responsive customer & training services and broad geographic coverage. Our "Click & Brick" -commerce model is designed to provide consumers with a convenient and enjoyable shopping experience in either an Internet or via email or phone to a company sales representative.

Extensive Product Information and Knowledge

Our goal is to promote increased sales by making our web-site easy to find and use. We will develop and provide professionally done easy to understand demonstration and training videos, as well as competitively priced, brand recognizable hardware products. Our sale representatives will be industry based and professionally trained.

Competitive Price ans Compelling Value

We  will  offer  our  customers  high  value  software   and  hardware  products
at competitive prices and, combined with our high-quality shopping experience, will provide compelling value.

Geographic Coverage

Initially, industry specific publications and a significant Internet presence will allow Fitness Xpress software to enter the market. Later, we will include industry specific trade shows and conferences to expand our coverage area.

Corporate Sales Team - Initially, reference sales and a corporate web site will raise the industry's consciousness to our products and services. However, we are convinced that our corporate needs are best met through direct contact, either in person or via email. Our president, who will initiate all marketing activities, will demonstrate the difference between our product and our competitors' software. Our message will be simple: if you want the best Windows-based product available at a competitive price that can be uniquely defined by the end user to fill their needs, we are the solution. Furthermore, we will market ourselves as a full service organization, including ongoing consultation, service and support, that can most efficiently deliver products and services anywhere in North America.

Channel Partners - to serve as another point of contact to the business community, we will develop relationships with specific value added resellers and dealers who hold their own established business contacts through the course of their particular business enterprises. This program will allow our products and services to be presented as business opportunities that may have been overseen or not yet approached by our corporate sales team. By working in conjunction with our corporate sales team, our channel partners will receive support, expertise and sales consulting on any opportunity presented.

Compliance with Government Regulation

We do not believe that government regulation will have a material impact on the way we conduct our business.

Employees

We have no employees as of the date of this prospectus other than our president, Ron Bell.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                             Plan Of Operations
Product Introduction

We will rely upon the growth of the North American fitness industry for the success of our business plan.

We will commence operations by distributing Fitness Express software through corporate sales personnel. We expect that it will take us six to nine months to develop a complete customer prospect list. The process will evolve as we create and develop our corporate web site and offer on-line, as well as on site, product demonstrations to all interested parties. We will also identify, attend and demonstrate the software at industry related conferences and trade-shows. We will then follow up on all relevant sale leads. Because our licensing agreement does not require us to compensate the licensee unless we sell their software, we will not incur any cost of inventory during this period.

Sales

Our business objective is to market and distribute the Fitness Express software. As part of our licensing agreement, the owner of Fitness Express will launch a web site that will detail the features and benefits of the software, show customer references, as well as offer on-line video demonstrations and training. As our primary source of product information, we will design our own website. It will feature company information, downloadable brochures, a product overview, as well as links to related articles, publicity and to the licensor's web site.

Following this initial phase, our corporate sales initiative intends to have a significant number of sales prospects ready for contact in approximately nine months.

We will purchase Fitness Express software from the licensor upon receiving orders from customers. This software will be purchased at a 50% discount from the stated retail price. Hardware and point of sale products will also be purchased in the same manner from national distributors and resold to customers at a competitive retail price. Hardware installation will be carried out by a national system services organization and software will be loaded via the Internet, directly from the software licensor. We do not have any agreements or arrangements in place regarding hardware supplies or installation. We will seek to develop such relationships within the next six months.

The specific business milestones that we hope to achieve are as follows:

2006:

-     design of corporate web site
-     generation of potential customer list
-     retention of commission sales staff
-     execution of agreements with hardware suppliers and installers
-     initial contact with potential customers
-     industry magazine and publication marketing
-     attendance at industry conferences and trade shows

January 2007 to March 2007:

-     sale and installation of our first software systems
-     initiation of a channel sales program

The costs of achieving the above milestones are included in our estimated expenses outlined below.

Our president will initiate all sales contacts, and we plan to retain one full-time sales person in the next 12 months, as well as one additional full-time sales person in the six months thereafter. These individuals will be independent contractors compensated solely in the form of commission, based upon the system sales they arrange. We expect to pay each sales person 12% to 15% of the net profit we realize from such sales.

Product Pricing

-     Club Version Including: 2 user license, basic
      check-in, billings reporting, unlimited  number
      of members, basic security levels, paperless
      document archiving, contractor activity tracking
      and prospect/membership tacking:                 $ 2,950.00
      Additional Workstation Licenses:                 $ 1,450.00

-     Enterprise Version Including: Real Time
      communications to remote locations,
      Head Office consolidation of members,
      inventory, services and  reporting, 2 head
      office user licenses                             $ 3,450.00
-     Additional Workstation Licenses:                 $ 1,450.00

Additional Modules & Programs:

*     Biometric Security Module w/Timeclock:          $   450.00/ws
*     Membership Card Printing Module:                $   950.00/H.O
*     In House scheduling for tanning,
      personal trainers, classes etc.                 $   475.00/H.O
*     G/L export module                               $   450.00/H.O
*     On-line Debit/Credit Card processing            $   450.00/ws
*     On-line Scheduling for tanning, personal
      trainers, classes etc. Also offers members easy
      access to account information                   $ 1,450.00
*     Support: On-going support and Upgrades program
      will be made available to all clients.
      Typically the price of support & upgrades will
      represent 18% of the value of the software sold.
*     Training: Training can be conducted over 2
      days on site:                                   $   795.00/day
      Web training 1 year unlimited license:          $   995.00/yr.

POS Hardware Sales
*     Barcode Swipe Reader                            $   495.00
*     Credit Card Reader                              $   495.00
*     Barcode Scanner                                 $   390.00
*     Receipt Printer                                 $   492.00
*     Electronic Cash Drawer                          $   190.00
*     Signature Capture pad                           $   490.00

Costs

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Travel to trade shows & client sites                  $ 8,000.00
Web page development                                  $ 1,500.00
General Marketing                                     $ 6,000.00
General administrative costs:                         $ 9,000.00

Total:                                                $25,500.00

In addition, we anticipate spending an additional $25,000 on administrative fees incurred in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $37,500.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

Results Of Operations For Period Ending April 30, 2006

We did not earn any revenues during the period from our inception on October 13, 2003 to April 30, 2006. We incurred operating expenses in the amount of $5,596 for the period from our inception on October 13, 2005 to April 30, 2006. These operating expenses were comprised of accounting and audit fees of $4,700, office and general fees of $396 and management fees of $500.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                      Description Of Property

We do not hold ownership or leasehold interest in any property. Our president, Mr. Ron Bell, provides us with office space and related office services free of charge.

Certain Relationships And Related Transactions

None  of  the   following    parties has, since   our  date  of incorporation,
had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our promoters, Ron Bell
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  33  registered
shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public after April 28, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 658,680 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, one person who is our affiliate holds all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our inception on October 13, 2003 to the date of this registration statement.

                             Annual Compensation

                                         Other                   Options/
                                         Annual Restricted Stock SARs    LTIP
Name         Title     Year Salary Bonus Comp                    ($)     Payouts
Ron Bell     President 2006   $0     0     0           0           0        0
             CEO

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Bell. We do not pay him any amount for acting as the president and director.

Financial Statements

Index to Financial Statements:

1.     Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the periods ending April 30, 2006, including:

       a. Balance Sheets;

       b. Statements of Operations;

       c. Statements of Cash Flows;

       d. Statements of Stockholders' Equity; and

       e. Notes to Financial Statements

                          Partnership of:

[DALE MATHESON            Robert J Burkart, Inc.      James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE      Alvin F Dale, Ltd.          Peter J Donaldson, Inc.
--------------------      Wilfred A. Jacobson, Inc.   Reginald J. LaBonte, Ltd.
                          Robert J Matheson, Inc.     Rakesh I. Patel, Inc.
                          Fraser G Ross, Ltd.         Brian A. Shaw, Inc.
                          Anthony L. Soda, Inc.




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Fitness Xpress Software Inc.:

We have audited the accompanying balance sheet of Fitness Xpress Software Inc. (a development stage company) ("Company") as of April 30, 2006 and the statements of operations, stockholders' equity and cash flows for the period from February 10, 2006 (inception) to April 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2006 and the results of its operations and cash flows and the changes in stockholders' equity for the period from February 10, 2006 (inception) to April 30, 2006 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






                                                          CHARTERED ACCOUNTANTS
Vancouver, Canada
June 12, 2006



Vancouver   Suite 1700-1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1
Offices:    Tel: 604 687 4747  Fax: 604 687 4216

Surrey      Suite 610-938 Howe Street, Vancouver, B.C., Canada V6Z 1N9
Office      Tel: 604 682 2778  Fax: 604 689 2778
            Suite 303-7337 -137th Street, Surrey, B.C., Canada V3W 1A4
            Tel: 604 572 4586  Fax: 604 572 4587

                          FITNESS XPRESS SOFTWARE INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                 April 30, 2006










REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

                          FITNESS XPRESS SOFTWARE INC.
                          (A Development Stage Company)
                                 BALANCE SHEET
                                April 30, 2006




                                 ASSETS
                                 ------

   Current
        Cash                                              $   29,929
                                                           ---------
                                                          $   29,929
                                                           =========

                               LIABILITIES
                               -----------
 Current
   Accounts payable and accrued liabilities               $    5,075
   Due to related party - Note 4                                 500
                                                           ---------
                                                               5,575
                                                           ---------

                           STOCKHOLDERS' EQUITY
                           --------------------

 Capital stock - Note 3
      75,000,000 shares authorized, $0.001 par value
      6,586,800 shares issued and outstanding                  6,586
 Additional paid-in capital                                   23,364
 Deficit accumulated during the development stage           (  5,596)
                                                           ---------
                                                              24,354
                                                           ---------
                                                          $   29,929
                                                           =========
Nature and Continuance of Operations - Note 1











   The accompanying notes are an integral part of these financial statements

                          FITNESS XPRESS SOFTWARE INC.
                          (A Development Stage Company)
                            STATEMENT OF OPERATIONS
         for the period February 10, 2006 (Inception) to April 30, 2006


                                                     February 10, 2006
                                                        (inception)
                                                        to April 30,
                                                            2006
                                                            ----
 Expenses
   Accounting and audit fees                       $        4,700
   Management fees                                            500
   Office and general                                         396
                                                       -----------
 Net loss                                          $  (     5,596)
                                                       ===========
 Basic and diluted loss per share                  $  (      0.00)
                                                       ===========
 Weighted average number of shares outstanding          2,543,337
                                                       ===========



























   The accompanying notes are an integral part of these financial statements

                          FITNESS XPRESS SOFTWARE INC.
                          (A Development Stage Company)
                            STATEMENT OF CASH FLOWS
        for the period February 10, 2006 (Inception) to April 30, 2006



                                                 February 10, 2006
                                                    (inception)
                                                   to April 30,
                                                       2006
                                                       ----
 Operating Activities
   Net loss                                      $ (    5,596)

   Change in non-cash working capital items

    Accounts payable and accrued liabilities            5,075
                                                    ----------
 Net cash flows used in operations                 (      521)
                                                    ----------
 Financing Activities
   Advance from related party                             500
   Proceeds from issuance of common stock              29,950
                                                    ---------
 Net cash flows from financing activities              30,450
                                                    ---------

 Increase in cash during the period                    29,929

 Cash, beginning                                            -
                                                   ----------
 Cash, ending                                    $     29,929
                                                   ==========


 Supplementary disclosure of cash flow information:
  Cash paid for:
      Interest                                   $          -
                                                   ==========
      Income Taxes                               $          -
                                                   ==========






   The accompanying notes are an integral part of these financial statements

                          FITNESS XPRESS SOFTWARE INC.
                          (A Development Stage Company)
                       STATEMENT OF STOCKHOLDERS' EQUITY
         for the period February 10, 2006 (Inception) to April 30, 2006



                                                                        Deficit
                                                                      Accumulated
                                                           Additional During the
                                          Common Shares     Paid-in   Development
                                        Number   Par Value  Capital      Stage        Total
                                        ------   ---------  -------      -----        -----
Balance, February 10, 2006 (Inception)         - $       - $       -  $       -   $       -
Common stock issued for cash:
  March, 2006 - at $0.001              3,000,000     3,000         -          -       3,000
  April, 2006 - at $0.005              3,550,000     3,550    14,200          -      17,750
  April, 2006 - at $0.25                  36,800        36     9,164          -       9,200
Net loss                                       -         -         -     (5,596)     (5,596)
                                       ---------  --------  --------   --------     -------
Balance, April 30, 2006                6,586,800 $   6,586 $  23,364  $  (5,596)   $ 24,354
                                       =========  ========  ========   ========     =======














   The accompanying notes are an integral part of these financial statements

                          FITNESS XPRESS SOFTWARE INC.
                          (A Development Stage Company)
                       NOTES TO THE FINANCIAL STATEMENTS
                                April 30, 2006


Note 1   Nature and Continuance of Operations
         ------------------------------------

         The Company was incorporated in the State of Nevada, United States of America on February 10, 2006 and its fiscal year end is April 30. The Company is in the process of obtaining a license to distribute Fitness Management Software ("FMS") developed by an unrelated private company. The FMS allows fitness clubs to make informed management decision through an integrated "real time view" of club activities and operations (See Note 6).

         These financial statements have been prepared on a going concern basis. The Company has a working capital of $24,354 at April 30 2006, and has accumulated a deficit of $5,596 since inception. The ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 2   Summary of Significant Accounting Policies
         ------------------------------------------

         Basis of Presentation
         ----------------------
         The   financial  statements  of  the  Company  have  been  prepared  in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

         Development Stage Company
         -------------------------
         The Company complies with Financial Accounting Standard Board Statement ("FASB") No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.


         Foreign Currency Translation
         ----------------------------
         The financial statements are presented in United States dollars. In accordance FASB No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in the results of operations.

Fitness Xpress Software, Inc.
(A Development Stage Company)
Notes to the Financial Statements
April 30, 2006

Note 2   Summary of Significant Accounting Policies - (cont'd)
         -----------------------------------------------------

         Net Loss per Share
         ------------------

         Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflect the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

         Stock-based Compensation
         ------------------------

         The Company has not adopted a stock option plan and has not granted any
         stock  options.   Accordingly  no  stock-based  compensation  has  been
         recorded to date.

         Income Taxes
         ------------

         The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

         Fair Value of Financial Instruments
         -----------------------------------

         The carrying value of the Company's financial instruments consisting of cash, accounts payable and accrued liabilities and due to related party approximate their carrying value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

         Recent Accounting Pronouncements
         --------------------------------

         In November 2005, the Financial Accounting Standard Board issued FSP FAS 115-1 and FAS 124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("FSP FAS 115-1"), which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and on measuring such impairment loss. FSP FAS 115-1 also includes accounting considerations subsequent to the recognition of an other-than temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP FAS 115-1 is required to be applied to reporting periods beginning after December 15, 2005. The Company is required to adopt FSP FAS 115-1 in the first quarter of fiscal 2007. Management does not expect the adoption of this statement will have a material impact on the Company's results of operations or financial condition.

Fitness Xpress Software, Inc.
(A Development Stage Company)
Notes to the Financial Statements
April 30, 2006

Note 2   Summary of Significant Accounting Policies - (cont'd)
         -----------------------------------------------------
         Recent Accounting Pronouncements- (cont'd)
         ------------------------------------------
         In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133,
         "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

         In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

Fitness Xpress Software, Inc.
(A Development Stage Company)
Notes to the Financial Statements
April 30, 2006

Note 3   Capital Stock
         -------------

         The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

         During the period from February 10, 2006 (inception) to April 30, 2006, the Company issued 6,586,800 shares of common stock for total proceeds of $29,950.

         To April 30, 2006, the Company has not granted any stock options and has not recorded any stock-based compensation.

Note 4   Related Party Transactions
         --------------------------

         The President of the Company provides management services to the Company. The services are valued at $250 per month. During the period ended April 30, 2006 management services of $500 were charged to operations.

Note 5   Income Taxes
         ------------

         The significant components of the Company's statutory and effective tax rate and deferred tax assets are as follows:



                            April 30,
                               2006
                               ----
 Net loss               $   (5,596)
 Statutory tax rate           15.0%
 Effective tax rate             -
                       -------------

 Deferred tax asset           839
 Valuation allowance         (839)
                       -------------

 Net deferred tax asset $       -
                       -------------

         There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets or liabilities, except for the Company's net operating loss carryforwards amounting to approximately $5,600 at April 30, 2006, which may be available to reduce future year's taxable income. This carryforwards will expire, if not utilized, commencing in 2026. Management believes that the realization of the benefits from this deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Fitness Xpress Software, Inc.
(A Development Stage Company)
Notes to the Financial Statements
April 30, 2006

Note 6   Subsequent Event
         ----------------

         Subsequent   to   April   30,   2006,   the   Company  entered  into  a
         "Manufacturer/Dealer Agreement" (the "Agreement") with a private company Just Ladies Fitness Ltd. ("Just Ladies Fitness"). Just Ladies Fitness is a manufacturer developer of the point-of-sale and customer management software (the "JFL Software") to the fitness industry. In terms of the Agreement the Just Ladies Fitness will provide the Company with its JFL Software for marketing in North America at discounted prices. Just Ladies Fitness retains the intellectual property rights to the Software. The Company has undertaken to develop a web site to promote the JFL software and train sales staff to be competent in operating the JFL Software.



                  Changes In And Disagreements With Accountants
                  ---------------------------------------------

We have had no changes in or disagreements with our accountants.

                             Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and
with  respect  to  their  unsold   allotments  or subscriptions.






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
                                    Part II


                      Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:


       (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

       (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

       (3) a transaction from which the director derived an improper personal profit; and

       (4)    willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

       (1) such indemnification is Xpressly required to be made by law;

       (2)    the proceeding was authorized by our Board of Directors;

       (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

       (4) such indemnification is required to be made pursuant to the bylaws.
Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee      $     95.95
Transfer Agent Fees                                      $  1,000.00
Accounting fees and expenses                             $  7,000.00
Legal fees and expenses                                  $  5,000.00
Edgar filing fees                                        $  1,500.00

                                                         -----------
Total                                                    $ 14,595.95
                                                         ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to our president, Ron Bell, on February 23, 2005. The total amount received from this offering was $3,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 3,550,000 shares of common stock at a price of $0.005 per share to a total of 15 purchasers on April 15, 2006. The total amount received from this offering was $17,750. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber      Number of Shares

Ken Findlay             300,000
Martin Jaeckel          300,000
Marvin Mizinski         300,000
Murray Robertson        300,000
Andy Cave               300,000
Bruce Gagnon            300,000
Daniel McKenna          250,000

Talia Holz              250,000
Sophia Koumbis          250,000
Koula Koumbis           200,000
John Reinsma            150,000
Marco Bastidas          200,000
Paul Lauener            150,000
John Martin             150,000
Russ Tyson              150,000

We completed an offering of 36,800 shares of common stock at a price of $0.25 per share to a total of seventeen purchasers on April 28, 2006. The total amount received from this offering was $9,200. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber      Number of Shares

Gabriela Berlinghof     1,900
Christos Koumbis        2,500
Dino Koumbis            2,800
Robert Landrigan        2,200
Daisy Landrigan         2,000
Patricia Bastidas       2,300
Cindy Dunlop            1,800
Francisco Diaz          2,000
Anne Lauener            2,000
Mark Dunlop             2,500
Lisa Nash               2,500
Eddy Coric              2,400
Sharon Bains            1,000
Amy Beugeling           1,800
John David Kriebel      2,400
Tenniel Pearce          2,100
Shane Tejero            2,600

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

              Exhibits
Exhibit
Number        Description

3.1           Articles of Incorporation
3.2           Bylaws
10.1          Manufacturer/Dealer Agreement
23.1          Consent of Dale Matheson Carr-Hilton LaBonte, Chartered
              Accountants

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

    (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as Xpressed in the Securities Act, and is, therefore, unenforceable.


In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as Xpressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on August 11, 2006.

                                    Fitness Xpress Software Inc.

                                    By: /s/ Ron Bell
                                    ------------------------------
                                    Ron Bell, President and
                                    Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE             CAPACITY IN WHICH SIGNED           DATE

/s/ Ron Bell          President, Chief                   August 11, 2006
--------------------- Executive Officer, Treasurer
Ron Bell              Secretary, principal financial
                      officer, principal accounting
                      officer and director